UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

BERGIO INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	333-150029	27-1338257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 Daniel Road

East Fairfield, NJ 07004

(Address of principal executive offices) (Zip Code)

(973) 227-3230

(Registrant’s telephone number, including area code)

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 18, 2012, Bergio International, Inc. (the “Company”) entered into a First Amendment to Committed Equity Facility Agreement (the “Amendment”), by and between the Company and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”), pursuant to which the parties amended certain provisions concerning the mechanics and procedure for delivering shares of the Company’s common stock, par value $0.001 per share, to TCA under and in connection with the that certain Committed Equity Facility Agreement, dated November 28, 2011 (the “Equity Agreement”), by and between the Company and TCA.  Subject to the terms and conditions contained in the Equity Agreement, as amended by the Amendment, the Company shall deliver the respective Shares to TCA, and TCA shall clear such Shares, prior to selling the Shares and delivering the proceeds to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Committed Equity Facility Agreement, dated October 18, 2012, by and between Bergio International Inc. and TCA Global Credit Master Fund, LP.

10.2

Committed Equity Facility Agreement, dated November 28, 2011, by and between Bergio International Inc. and TCA Global Credit Master Fund, LP. (Incorporated by reference to the Company’s Form S-1, as filed with the SEC on February 1, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERGIO INTERNATIONAL INC.

Date: October 23, 2012	By:	/s/ Berge Abajian
Name: Berge Abajian
Title: Chief Executive Officer

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